As filed with the Securities and Exchange Commission on March 22, 2017

Registration No. 333‑

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
______________________
FORM S‑4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________

NORTHERN OIL AND GAS, INC.
(Exact name of Registrant as specified in its charter)
______________________

Minnesota (State or other jurisdiction of incorporation or organization)	95‑3848122 (I.R.S. Employer Identification Number)
601 Carlson Pkwy - Suite 990
Minnetonka, Minnesota 55305
(952) 476-9800
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
______________________

Erik J. Romslo
General Counsel and Secretary
601 Carlson Pkwy - Suite 990
Minnetonka, Minnesota 55305
(952) 476-9800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

______________________
With copies to:
W. Morgan Burns
Faegre Baker Daniels LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota 55402-3901
______________________

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 13d-1(d) (Cross-Border Third-Party Tender Offer) ☐
_____________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (1)(2)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (2)
Common Stock, par value $.001 per share	10,000,000 shares	$2.475	$24,750,000	$2,869

(1)
Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this Registration Statement also registers such indeterminate number of additional shares of common stock as may be issuable with respect to the shares registered hereunder as the result of stock splits, stock dividends or similar transactions affecting the shares.

(2)
Estimated solely for purposes of calculating the registration fee under Rule 457(c) under the Securities Act and based upon the average high and low prices of the common stock as reported on the NYSE MKT on March 17, 2017.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, March 22, 2017
PROSPECTUS
NORTHERN OIL AND GAS, INC.
10,000,000 Shares of Common Stock

This prospectus relates to 10,000,000 shares of our common stock, par value $.001 per share, that we may offer and issue in acquisition transactions that we may make from time to time. We may structure business acquisitions in a variety of ways, including acquiring securities, other equity interests or assets of the acquired business, merging the acquired business with us or one of our subsidiaries (if any) or any other form of business combination. We expect that the amount and type of consideration we will offer and the other specific terms of each acquisition will be determined by negotiations with the owners or the persons who control the businesses, assets or securities that we may acquire. The consideration for any such acquisition may consist of shares of our common stock or a combination of common stock, preferred stock, cash, notes or assumption of liabilities. The total number of shares issued to consummate any of these acquisitions will be determined through arm’s length negotiations, and we expect that the shares of common stock that we issue in connection with any such transaction will normally be valued at a price reasonably related to the market price of common stock prevailing at or about the time we agree to the particular acquisition, the acquisition is consummated or we issue the shares, or during some other negotiated period.
We do not expect to receive any cash proceeds from the sale of common stock offered under this prospectus.
We expect to pay all expenses of any offerings under this prospectus. We do not expect to pay any underwriting discounts or commissions in connection with issuing these shares, although we may pay finder’s fees in specific acquisitions and, in some cases, we may issue shares under this prospectus in full or partial payment of such fees. Any person receiving a finder’s fee may be deemed an underwriter within the meaning of the Securities Act of 1933, as amended.
We may also permit persons who receive shares of our common stock in connection with the acquisitions described above to use this prospectus to offer and resell those shares. If this happens, we will not receive any proceeds from such sales. See “Resale of Shares” for information relating to resales of our shares pursuant to this prospectus.
Our common stock is listed and traded on the NYSE MKT under the symbol “NOG.” On March 20, 2017, the last sale price of our common stock as reported on the NYSE MKT was $2.75 per share.
Investing in our securities involves significant risks. You should carefully read the section entitled “Risk Factors” beginning on page 7 of this prospectus before determining whether to accept our common stock as to all or part of the purchase price for our acquisition of your business, securities or other assets. Any prospectus supplement and any of the documents we incorporate by reference may contain a discussion of additional risks applicable to an investment in us that should also carefully consider.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is , 2017

____________________
You should rely only on the information contained or incorporated by reference in this prospectus or in any applicable prospectus supplement. We have not authorized any other person to provide you with information that is different from the information contained or incorporated by reference in this prospectus or in any applicable prospectus supplement. If any person does provide you with information that differs from information that is contained or incorporated by reference in this prospectus or in any applicable prospectus supplement, you should not rely on it. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction where such offers or sales are not permitted.
Neither the delivery of this prospectus or any applicable prospectus supplement nor any sale made using this prospectus or any applicable prospectus supplement implies that there has been no change in our affairs or that the information in this prospectus or in any applicable prospectus supplement is correct of any date after their respective dates. You should not assume that the information in this prospectus or in any applicable prospectus supplement is accurate as of any date other than the date on the front of the document or that any of the information that we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, even if this prospectus or any applicable prospectus supplement is delivered, or if any securities are sold, on a later date.
The prospectus incorporates important business and financial information about the company that is not included in or delivered with the prospectus. You may obtain documents incorporated by reference into this prospectus at no cost by writing or telephoning us at the following address:
Investor Relations
Northern Oil and Gas, Inc.
601 Carlson Pkwy - Suite 990
Minnetonka, Minnesota 55305
Telephone: (952) 476-9800

To obtain timely delivery, you must request information no later than five business days before the date you must make your investment decision. For a more detailed discussion about the information about us that is incorporated by reference into this prospectus, see “Incorporation of Documents by Reference.”

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-4 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell up to 10,000,000 shares of our common stock, par value $.001 per share, in connection with the acquisition of businesses, assets or securities of other companies, whether by purchase, merger or any other form of business combination.
This prospectus provides you with a general description of the securities that we may offer and sell. If necessary or appropriate, when we offer any shares under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering and the transaction. The information in any prospectus supplement may add, update or change the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely solely on the information in that prospectus supplement. Before investing in any of the shares offered under this registration statement, you should read carefully this prospectus and any applicable prospectus supplement, together with the information incorporated herein by reference as described below under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.”
This prospectus contains, and any prospectus supplement may contain, summaries of certain provisions contained in some of the documents described herein and therein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein or therein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”
This prospectus incorporates important business and financial information about us that is not included in or delivered with the prospectus. The SEC allows us to incorporate by reference information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. You should rely only on the information incorporated by reference or set forth in this prospectus or any prospectus supplement. For a more detailed discussion about the information about us that is incorporated by reference into this prospectus, see “Incorporation of Documents by Reference.”
The shares of common stock to be issued in connection with an acquisition made pursuant to this prospectus will be registered under the Securities Act and will be freely transferable under the Securities Act, except for shares of common stock issued to any person who is deemed to be an “affiliate” of ours following the consummation of the applicable acquisition.
With our consent, persons who receive common stock under this prospectus in connection with acquisitions may use this prospectus to sell such shares at a later date. We refer to these persons in the prospectus as selling stockholders. Please see the information described under the heading “Resales of Shares” to find out more information about resales of the shares by the selling stockholders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
We are including the following discussion to inform our existing and potential security holders generally of some of the risks and uncertainties that can affect our company and to take advantage of the “safe harbor” protection for forward-looking statements afforded by applicable federal securities laws.
All statements other than statements of historical facts included or incorporated by reference in this prospectus regarding our financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements. When used in this prospectus, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future sales, market size, collaborations and trends or operating results also constitute such forward-looking statements.
Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our control) that could cause actual results to differ materially from those set forth in the forward-looking statements, include the following: changes in crude oil and natural gas prices; the pace of drilling and completions activity on our properties; our ability to acquire additional development opportunities; changes in our reserves estimates or the value thereof; general economic or industry conditions; nationally or the regions in which our company conducts business; changes in the interest rate environment; legislation or regulatory requirements; conditions of the securities markets; our ability to raise or access capital; changes in accounting principles, policies or guidelines; financial or political instability; acts of war or terrorism; and other economic, competitive, governmental, regulatory and technical factors affecting our operations, products and prices.
We have based any forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, results actually achieved may differ materially from expected results in these statements. Forward-looking statements speak only as of the date they are made. You should consider carefully the statements under the heading “Risk Factors” in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2016 and the other documents incorporated by reference into this prospectus, which describe factors that could cause our actual results to differ from those set forth in the forward-looking statements. We do not undertake, and specifically disclaim, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements other than as may be required by applicable law or regulation.

NORTHERN OIL AND GAS, INC.
Our Company
We are an independent energy company engaged in the acquisition, exploration, development and production of oil and natural gas properties, primarily in the Bakken and Three Forks formations within the Williston Basin in North Dakota and Montana. We believe the location, size and concentration of our acreage position in one of North America’s leading unconventional oil-resource plays will provide drilling and development opportunities that result in significant long-term value.
Our primary focus is oil exploration and production through non-operated working interests in wells drilled and completed in spacing units that include our acreage. As a non-operator, we are able to diversify our investment exposure by participating in a large number of gross wells, as well as entering into more project areas by partnering with numerous experienced operating partners. In addition, because we can elect to participate on a well-by-well basis, we believe we have increased flexibility in the timing and amount of our capital expenditures because we are not burdened with various contractual development agreements or a large operating support staff. Further, we are able to avoid exploratory costs incurred by many oil and gas producers.
We were incorporated in Minnesota in 2010 as the successor to a business formed in 2007. Our executive offices are located at 601 Carlson Pkwy - Suite 990, Minnetonka, Minnesota 55305, and our telephone number is (952) 476-9800. We maintain an Internet website at www.northernoil.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website as part of this prospectus.

RISK FACTORS
Investing in our shares involves significant risks. Before acquiring any offered shares pursuant to this prospectus, you should consider carefully the risks, uncertainties and other factors and information described in our most recent Annual Report on Form 10-K, and in our subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus, and in other documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into any applicable prospectus supplement.
If any of these risks were to occur, our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected. If this occurs, the trading price of our shares could decline, and you could lose all or part of your investment. For more information about our SEC filings, including where you can find them, please see “Where You Can Find More Information” and “Incorporation of Documents by Reference.” In connection with any forward-looking statements included in this prospectus or any applicable prospectus supplement, you should also carefully review the cautionary statements included in this prospectus under “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS
This prospectus relates to shares of common stock that may be offered and issued by us from time to time in connection with the acquisition of assets, businesses or securities of other companies. Unless otherwise indicated in any prospectus supplement, we do not expect to receive any cash proceeds from the offering of any shares pursuant to this prospectus. When this prospectus is used by a selling stockholder in a public reoffering or resale of shares acquired pursuant to this prospectus, we will not receive any proceeds from such sale by the selling stockholder.

DESCRIPTION OF COMMON STOCK
General
The following description of our common stock is a summary only and not meant to be complete, but is subject to and qualified in its entirety by our amended and restated articles of incorporation and bylaws, which are incorporated by reference in the registration statement of which this prospectus forms a part, and by the provisions of applicable Minnesota law. Under our amended and restated articles of incorporation, we are authorized to issue up to 142,500,000 shares of common stock, par value $.001 per share. Our common stock is listed in NYSE MKT under the symbol “NOG.”
Shares Outstanding
As of March 21, 2017, 63,382,575 shares of common stock were outstanding. All of the outstanding shares of common stock are validly issued, fully paid, and non-assessable.
Voting Rights
Each holder of our common stock is entitled to one vote per share on all matters to be voted upon by the shareholders. Holders of our common stock do not have cumulative voting rights.
Dividends
Subject to preferences that may be applicable to any outstanding preferred stock, the holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose.
Rights Upon Liquidation
In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.
Preemptive or Conversion Rights
The holders of our common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.
Anti-Takeover Provisions
Advance Notice Requirements for Director Nominations and Shareholder Proposals
Our bylaws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to our corporate secretary.
Generally, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 90 days prior to the first anniversary of the previous year’s annual meeting. Our bylaws also specify requirements as to the form and content of a shareholder’s notice.
These provisions may impede shareholders’ ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders and may delay, deter or prevent tender offers or takeover attempts that shareholders may believe are in their best interests, including tender offers or attempts that might allow shareholders to receive premiums over the market price of their common stock.

Anti-Takeover Provisions of the Minnesota Business Corporation Act
Section 302A.673 of the Minnesota Business Corporation Act generally prohibits any business combination by us, or any subsidiary of ours, with any shareholder that beneficially owns 10% or more of the voting power of our outstanding shares (an “interested shareholder”) within four years following the time the interested shareholder crosses the 10% stock ownership threshold, unless the business combination is approved by a committee of disinterested members of our board of directors before the time the interested shareholder crosses the 10% stock ownership threshold.
Section 302A.675 of the Minnesota Business Corporation Act generally prohibits an offeror from acquiring our shares within two years following the offeror’s last purchase of our shares pursuant to a takeover offer with respect to that class, unless our shareholders are able to sell their shares to the offeror upon substantially equivalent terms as those provided in the earlier takeover offer. This statute will not apply if the acquisition of shares is approved by a committee of disinterested members of our board of directors before the purchase of any shares by the offeror pursuant to the earlier takeover offer.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services.

PLAN OF DISTRIBUTION
This prospectus covers up to 10,000,000 shares of common stock that we may offer, sell and issue from time to time in connection with acquisitions of assets, businesses or securities of other companies. In addition to the shares of common stock offered by this prospectus, consideration for these acquisitions may consist of any other consideration permitted by law, including without limitation stock options, cash, assets, notes or other evidences of debt, securities that may be convertible into shares of our common stock covered by this prospectus, assumption of liabilities of the businesses, assets or securities being acquired, or a combination of these types of consideration. In addition, we may lease property from, and enter into management agreements and consulting and noncompetition agreements with, the former owners and key executive personnel of the businesses to be acquired.
We expect that the amount and type of consideration we will offer and the other specific terms of each acquisition will be determined by negotiations with the owners or the persons who control the businesses, assets or securities to be acquired after taking into account the current and anticipated future value of such businesses, assets or securities, the quality and reputation of the business to be acquired and its management, the strategic market position or strategic value to us of the business to be acquired and its proprietary assets, earning power, cash flow and growth potential, along with all other relevant factors. We may structure business acquisitions in a variety of ways, including acquiring stock, other equity interests or assets of the acquired business or merging the acquired business with us or one of our subsidiaries, or other forms of business combinations. We expect that the shares to be issued to the owners of the businesses, assets or securities to be acquired will normally be valued at a price reasonably related to the market price of such shares when the terms of the acquisition are agreed to, when the acquisition is completed, when we issue the shares or during some other negotiated period.
In addition, we may issue shares of our common stock pursuant to this prospectus and any applicable prospectus supplement, or post-effective amendment, to acquire the assets, stock or business of debtors in cases under the United States Bankruptcy Code, which may constitute all or a portion of the debtor’s assets, stock or business. The shares of our common stock we issue in these transactions may be sold by the debtor or its stockholders for cash from time to time in market transactions or it may be transferred by the debtor in satisfaction of claims by creditors under a plan of reorganization approved by the applicable United States Bankruptcy Court or otherwise transferred in accordance with the Bankruptcy Code.
This prospectus may be supplemented to furnish the information necessary for a particular negotiated transaction and the registration statement of which this prospectus is a part will be amended or supplemented, where appropriate, to supply information concerning an acquisition.
We will pay all expenses of this registration and any offerings of shares under this prospectus, other than the expenses of selling stockholders. We do not expect to pay underwriting discounts or commissions in connection with the offer and sale of shares under this prospectus, although we may pay brokers’ commissions or finders’ fees from time to time in connection with certain acquisitions, and the fees may be paid through the issuance of shares of common stock covered by this prospectus. Any person receiving brokers’ commissions or finders’ fees may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on the resale of shares purchased by them may be considered underwriting commissions or discounts under the Securities Act.
We may also pay certain financial advisory or similar fees or reimburse certain expenses of investment banking firms that advise us from time to time generally or regarding a specific acquisition, and such fees and expenses may be paid through the issuance of shares of common stock covered by this prospectus. We will pay costs and expenses incurred in connection with the registration of the shares of common stock offered hereby.
In an effort to maintain an orderly market in our shares or for other reasons, we may negotiate agreements with persons receiving shares covered by this prospectus that will limit the number of shares that they may sell at specified intervals. These agreements may be more or less restrictive than restrictions on sales made under the exemption from registration requirements of the Securities Act, including the requirements under Rule 144 or Rule 145(d), and the persons party to these agreements may not otherwise be subject to the Securities Act requirements. We may also determine to waive any such agreements without public notice.
We may permit individuals or entities who will receive shares of our common stock in connection with the acquisitions described above, or their transferees or successors-in-interest, to use this prospectus to cover the resale of such shares. See “Resales of Shares,” as it may be amended or supplemented from time to time, for a list of those individuals or entities that are authorized to use this prospectus to sell their shares of our common stock.

RESALES OF SHARES
In general, the persons to whom we issue common stock under this prospectus, which we refer to as selling stockholders, will be able to offer and resell the shares they receive pursuant to this prospectus in the public market without further registration and without being required to deliver a prospectus. However, certain persons who receive our common stock may want to resell those shares in distributions that would require the delivery of a prospectus. With our consent, this prospectus may be used by selling stockholders who may wish to sell shares offered hereby. As used in this prospectus, the term “selling stockholders” includes any donees, pledges, transferees and other successors-in-interest selling shares received from a named selling stockholder. However, no person who receives any shares under this prospectus will be authorized to use this prospectus for an offer of such shares without first obtaining our consent. We may limit our consent to a specified time period and subject to certain limitations and conditions, which may vary by agreement.
Selling stockholders may agree that:

•	an offering of shares under this prospectus be effected in an orderly manner through securities dealers, acting as broker or dealer, selected by us;

•	they will enter into custody agreements with one or more banks with respect to such shares; and

•	that they make sales only by one or more of the methods described in this prospectus, as appropriately supplemented or amended when required.
Selling stockholders may sell shares of common stock:

•	through the NYSE MKT or any other securities exchange or quotation service on which our shares have been approved for listing or trading in the future;

•	in the over-the-counter market;

•	in special offerings;

•	directly to purchasers in privately negotiated transactions;

•	by or through brokers or dealers, in ordinary brokerage transactions or transactions in which the broker solicits purchasers;

•	in block trades in which the broker or dealer will attempt to sell shares as an agent but may position and resell a portion of the block as principal;

•	in transactions in which a broker or dealer purchases as principal for resale for its own account;

•	through underwriters or agents; or

•	in any combination of these methods.
Selling stockholders may sell their shares at a fixed offering price, which may be changed, at the prevailing market price at the time of sale, at prices related to such prevailing market price or at negotiated prices. The transactions above may include block transactions. We do not expect to receive any of the proceeds from any sale of shares by a selling stockholder.
Resales by selling stockholders may be made directly to investors or through securities firms acting as underwriters, brokers or dealers. When resales are to be made through a securities firm, the securities firm may be engaged to act as the selling stockholders’ agent in the resale of the shares by the selling stockholders, or the securities firm may purchase securities from the selling stockholders as principal and thereafter resell the securities from time to time. The fees earned by or paid to the securities firm may be the normal stock exchange commission or negotiated commissions or underwriting discounts to the extent permissible. The securities firm may resell the securities through other securities dealers, and commissions or concessions to those other dealers may be allowed. Any brokers, dealers, underwriters or agents may arrange for others to participate in any such transaction and may receive compensation in the form of discounts, commissions or concessions from selling stockholders and/or the purchasers of securities. Selling stockholders and any brokers, dealers, underwriters or agents that participate with a selling stockholder in the distribution of shares may be deemed to be “underwriters” within the meaning of the Securities Act, in which event any discounts, commissions or concessions received by any such brokers, dealers, underwriters or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We may pay printing, certain legal, filing and other similar expenses of this offering. Selling stockholders will bear all other expenses of this offering, including any brokerage fees, underwriting discounts or commissions and their own legal expenses.

We may agree to indemnify selling stockholders and/or any such brokers, dealers, underwriters or agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses in connection with the offering and sale of securities.
Selling stockholders may also offer and sell any shares acquired pursuant to this prospectus under exemptions from the registration requirements of the Securities Act, including sales which meet the requirements of Rule 144 or Rule 145(d) under the Securities Act. Selling stockholders should seek the advice of their own counsel about the legal requirements for such sales.
If required by the Securities Act and the rules of the SEC, at the time a particular offer of a resale of shares is made a supplement to this prospectus will be delivered that identifies the selling stockholders and will provide information about them and describe any material arrangements for the distribution of shares and the terms of the offering, including the names of any underwriters, brokers, dealers or agents and any discounts, commissions or concessions and other items constituting compensation from the selling stockholder. We may agree to keep the registration statement relating to the offering and sale by the selling stockholders continuously effective until a fixed date or the date on which the shares may be resold without registration under the Securities Act.

LEGAL MATTERS
The validity of the shares offered under this prospectus will be passed upon for us by Faegre Baker Daniels LLP, Minneapolis, Minnesota.
EXPERTS
The financial statements as of December 31, 2016 and December 31, 2015, and for the years then ended, and management’s assessment on the effectiveness of internal control over financial reporting as of December 31, 2016, incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
The financial statements of Northern Oil and Gas, Inc. for the year ended December 31, 2014, incorporated by reference in this Prospectus by reference from Northern Oil and Gas, Inc.’s Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
Certain estimates of our oil and gas reserves included or incorporated by reference herein were based in part upon reports prepared by Ryder Scott Company, L.P., independent consulting petroleum engineers. These estimates are included herein in reliance on the authority of such firm as an expert in such matters.

WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-4 with respect to the shares offered by this prospectus with the SEC under the Securities Act. This prospectus is only part of the registration statement and does not include all of the information contained in the registration statement and the exhibits to the registration statement. You can obtain a copy of the registration statement, including the exhibits filed with it, from the SEC as indicated below.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these materials by writing to the SEC and paying a fee for the copying cost. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our reports and other information that we file with the SEC are also available to the public on the Internet at the SEC’s website at http://www.sec.gov.
We make available, free of charge, on our website located at www.northernoil.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file them with or furnish them to the SEC. The contents of and the information on or accessible through our corporate website and our investor relations website are not a part of, and are not incorporated into, this prospectus or any report or document we file with or furnish to the SEC and any references to these websites are intended to be an inactive textual references only.

INCORPORATION OF DOCUMENTS BY REFERENCE
We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement that contains this prospectus and before the completion or termination of the offering of the shares covered by this prospectus (in each case, other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

●
our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 2, 2017, including information specifically incorporated by reference into our Form 10-K from our definitive Proxy Statement for our 2017 Annual Meeting of Shareholders;

●	our Current Report on Form 8-K filed on January 27, 2017; and
●
the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on March 19, 2008, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of any filings referred to above, at no cost, excluding any exhibits to those filings unless the exhibit is specifically incorporated by reference in those filings, by writing or telephoning us at the following address and telephone number:
Investor Relations
Northern Oil and Gas, Inc.
601 Carlson Pkwy - Suite 990
Minnetonka, Minnesota 55305
Telephone: (952) 476-9800
To obtain timely delivery you must request information no later than five business days before the date you must make your investment decision.
You should rely only on the information incorporated by reference or provided in this prospectus or any accompanying prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of those documents.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20. Indemnification of Directors and Officers
We are subject to Minnesota Statutes Section 302A.521, which provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity (as defined in Section 302A.521 of the Minnesota Statutes) of that person against judgments, penalties, fines, including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys’ fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of that person complained of in the proceeding, that person:

●	has not been indemnified therefor by another organization or employee benefit plan;
●	acted in good faith;
●	received no improper personal benefit and Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied;
●	in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and
●
in the case of acts or omissions occurring in such person’s performance in an official capacity, such person must have acted in a manner such person reasonably believed was in the best interests of the corporation or, in certain limited circumstances, not opposed to the best interests of the corporation.

In addition, Section 302A.521, subdivision 3 requires payment by the registrant, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a majority of the disinterested board of directors present at a meeting at which a disinterested quorum is present, or by a designated committee of disinterested directors, by special legal counsel, by the disinterested shareholders, or by a court.
Our articles of incorporation allow us to indemnify our directors to the fullest extent permitted by the Minnesota Business Corporation Act. Our bylaws provide that we will indemnify any of our officers, directors, employees, and agents to the fullest extent permitted by Minnesota law. Our bylaws also provide that we may purchase and maintain insurance on behalf of any person in such person’s official capacity against any liability asserted against and incurred by such person in or arising from that capacity, whether or not the Company would otherwise be required to indemnify the person against the liability.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 21. Exhibits
A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which follows the signature page to this Registration Statement and is incorporated herein by reference.

Item 22. Undertakings.
(a)    The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
The undersigned Registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(d)
The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(f)
The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(g)
The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota on the 22nd day of March, 2017.

NORTHERN OIL AND GAS, INC.

By:	/s/ Thomas W. Stoelk
Thomas W. Stoelk,
Chief Financial Officer and Interim Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas W. Stoelk and Erik J. Romslo, jointly and severally, with full power to act without the joinder of others, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement on Form S-4, and any additional registration statement related hereto for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto), and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Thomas W. Stoelk	Chief Financial Officer and Interim Chief Executive Officer, Principal Executive Officer, Principal Financial Officer	March 22, 2017
Thomas W. Stoelk

/s/ Chad W. Allen	Principal Accounting Officer	March 22, 2017
Chad W. Allen

/s/ Richard Weber	Director	March 22, 2017
Richard Weber

/s/ Jack King	Director	March 22, 2017
Jack King

/s/ Robert Grabb	Director	March 22, 2017
Robert Grabb

/s/ Lisa Bromiley	Director	March 22, 2017
Lisa Bromiley

/s/ Delos Cy Jamison	Director	March 22, 2017
Delos Cy Jamison

/s/ Michael Frantz	Director	March 22, 2017
Michael Frantz

/s/ Michael Popejoy	Director	March 22, 2017
Michael Popejoy

NORTHERN OIL AND GAS, INC.
Form S-4
Exhibit Index
The following exhibits are filed herewith or incorporated herein by reference:
Exhibit Index Rider

3.1
Amended and Restated Articles of Incorporation of Northern Oil and Gas, Inc., dated June 1, 2016 (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on August 5, 2016).

3.2	By-Laws of Northern Oil and Gas, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 2, 2010).
5.1*	Opinion of Faegre Baker Daniels LLP.
23.1*	Consent of Independent Registered Public Accounting Firm Grant Thornton LLP.
23.2*	Consent of Independent Registered Public Accounting Firm Deloitte & Touche LLP.
23.3*	Consent of Ryder Scott Company, L.P.
23.4*	Consent of Faegre Baker Daniels LLP (contained in Exhibit 5.1).
24.1*	Powers of Attorney (included on the signature page hereto).
_______________
* filed herewith